Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com
Almost Family Reports Third Quarter 2011 Results

Third Quarter Results:
•	Net service revenues were a record $86 million for the quarter
•	Net income was $4.8 million, or $0.52 per diluted share
•	Diluted EPS includes $0.02 of expenses related to governmental inquiries and $0.01 for acquisition costs, excluding which, diluted EPS would have been $0.54
•	Visiting Nurse segment net revenues were $70 million, on 3% Medicare organic admission growth overall and 7% outside of Florida
•	Personal Care segment net revenues grew to $16 million from a combination of the Cambridge acquisition and 3% organic volume growth

Louisville, KY, November 2, 2011 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the three-and nine months ended September 30, 2011.

Comments on Quarterly Results
William Yarmuth, Chief Executive Officer, commented on the quarterly results: “Despite particularly challenging times facing everyone in the home health industry, we are pleased to report our results for the quarter which include organic volume growth in both our VN and PC segments.  During the quarter, we also completed the second largest acquisition in the history of the Company, nearly doubling the size of our PC segment and expanding our total branch locations to over 150.  This acquisition, combined with improved performance in the balance of our PC segment, has helped us to improve that segment’s operating income by 87% as compared to the same quarter of last year. Finally, we are continuing to work on the operational management issues in our Florida VN operations described last quarter and view this as an opportunity to improve on the results we’ve reported for this quarter.”

Final Medicare Home Health Rule for 2012
On October 31, 2011 the Medicare program released its final rule for home health reimbursement rates which specify a reduction in the national standard 60 day episodic reimbursement rate of approximately 2.5%.   The final rule also includes a redistribution of reimbursement away from therapy intensive cases towards non-therapy intensive cases and removes certain diagnoses from consideration in determining reimbursement on individual patient cases.  The Company’s preliminary calculations suggest that the 2012 final rule may reasonably be expected to reduce its Medicare reimbursement for 2012 between 5.0% and 5.5% as compared to 2011 assuming no changes in the mix of patients the Company serves. The Company noted that the new rates impact episodes ended on or after January 1, 2012.  Accordingly, revenues and net income for the quarter ended December 31, 2011 will be partially impacted by these rates.

Almost Family Reports Third Quarter 2011 Results

November 2, 2011

 Third Quarter Financial Results

Almost Family reported third quarter results that included the impact of the Medicare reimbursement rate cut for 2011 which reduced consolidated and Visiting Nurse (VN) segment revenue and pre-tax operating income by $3.8 million.

Net service revenues for the third quarter grew to $86.2 million, a 2% increase from $84.4 million reported in the third quarter of 2010, primarily as a result of the Cambridge Home Health Care Holdings, Inc. (Cambridge) acquisition, which closed in early August, offset by the VN segment’s Medicare rate cut.

The third quarter of 2011 was the second under the new regulatory rules regarding therapy reassessments and face-to-face physician encounters for patients in our VN segment.  During the quarter, the Company continued to experience softer than normal admission volumes and a decline in re-certifications.  Also, disruption in labor cost controls continued in Florida from the changes in management during the second quarter, resulted in lower margins and operating income in the Company’s VN segment.

Net income for the third quarter of 2011 was $4.8 million, or $0.52 per diluted share, down from third quarter of 2010 net income of $7.9 million, or $0.85 per diluted share. Fees and expenses related to governmental inquiries lowered third quarter 2011 EPS by approximately $0.02, while acquisition costs lowered third quarter 2011 EPS by approximately $0.01, without which diluted EPS would have been $0.54.  For the third quarter of 2010, investigation costs lowered operating results by approximately $0.02, while there were no acquisition costs.

Diluted EPS for the quarter were increased by $0.06 as a result of the Cambridge acquisition. Unallocated corporate overhead included approximately $373,000 of transitional expenses related to the Cambridge home office which is expected to be wound down over the next 4-5 quarters.

Third Quarter Segment Results

Net service revenues in the VN segment for the third quarter declined to $70.2 million, a 5% decrease from $74.1 million in the third quarter of 2010, after the $3.8 million effect of the Medicare rate cut, volume and related issues in our Florida cluster.  Medicare admissions grew 5%, of which 3% was organic, while completed episodes declined 3% as a result of a drop in re-certifications of 6%.  Our VN Medicare admissions grew 7% organically outside of Florida.

Operating income before corporate expenses in the VN segment for the third quarter of 2011 was $10.3 million, a $6.2 million decrease from $16.5 million reported for the third quarter of 2010 primarily as a result of the impact of the Medicare rate cut, volume and related issues in Florida, and the costs associated with implementing new regulations for face-to-face physician encounters and therapy reassessments.

Almost Family Reports Third Quarter 2011 Results

November 2, 2011

Net service revenues in the Personal Care (PC) segment for the third quarter of 2011 grew 56% or $5.8 million to a record $16.0 million from $10.2 million in the third quarter of 2010 due primarily to our Cambridge acquisition.  Operating income before unallocated corporate expenses in the PC segment increased $1.2 million to $2.6 million in the third quarter of 2011 primarily due to the Cambridge acquisition.

Nine Month Period Ended September 30, 2011

Almost Family reported nine month results that included the impact of the Medicare reimbursement rate cut for 2011 which reduced consolidated and Visiting Nurse (VN) segment revenue and pre-tax operating income by $11.5 million. This was partially offset by the Cambridge acquisition and volume growth.  Net service revenues for the nine month period declined to $250.5 million, a 0.1% decrease from $250.8 million reported in the nine month period of 2010.

Net income for the nine month period of 2011 was $15.5 million, or $1.66 per diluted share, down from the nine month period of 2010 net income of $23.7 million, or $2.54 per diluted share. Fees and expenses related to governmental inquiries lowered year to date 2011 EPS by approximately $0.07 while deal costs lowered year to date 2011 EPS by approximately $0.03, without which diluted EPS would have been $1.76.  For the nine month period of 2010, investigation costs lowered operating results by approximately $0.03, while there were no deal costs.

Nine Month Period Segment Results

Net service revenues in the VN segment for the nine month period declined to $214.1 million, a 3.0% decrease from $220.6 million in the nine month period of 2010, after the effect of the previously mentioned Medicare rate cut which was partially offset by volume growth.  Medicare admissions grew 7%, of which 5% was organic, while completed episodes grew 3%.  Our VN Medicare admissions grew 10% organically outside of Florida.

Operating income before corporate expenses in the VN segment for the nine month period of 2011 was $35.1 million,  a $15.0 million decrease from $50.1 million reported for the nine month period of 2010 as a result of the impact of the Medicare rate cut, volume and related issues in Florida, and the costs associated with implementing new regulations for face-to-face physician encounters and therapy reassessments, all of which were partially offset by operating income before corporate expense from our Cambridge acquisition.

Net service revenues in the PC segment for the nine month period of 2011 grew 21% or $6.2 million to $36.4 million from $30.2 million in the nine month period of 2010, primarily due to our Cambridge acquisition.  Operating income before unallocated corporate expenses in the PC segment also increased 34% to $5.3 million from $3.9 million in the nine month period of 2010 as a result of the Cambridge acquisition.

Almost Family Reports Third Quarter 2011 Results

November 2, 2011

Regulatory Inquiries

As previously announced, the US Senate Finance Committee issued a report on October 3, 2011, regarding their findings from inquiries following an April 2010 newspaper article related to Medicare home health therapy services.  The Senate Finance Committee’s report found “…none of the documents provided to the Committee by Almost Family show that executives ever pushed therapists to target thresholds or pursue more profitable clinical regimens.”  The Company is continuing to cooperate fully with investigators from the US Securities and Exchange Commission.  Fees and expenses associated with these inquiries and their impact on the Company’s financial results are described above.

Conference Call

A conference call to review the results will begin at 11:00 a.m. ET on November 2, 2011, and will be hosted by William Yarmuth, Chief Executive Officer, and Steve Guenthner, Chief Financial Officer. To participate in the conference call, please dial 1-877-407-0789 (USA) or 1-201-689-8562 (International).  In addition, a dial-up replay of the conference call will be available beginning November 2, 2011 at 2:00 p.m. ET and ending on November 15, 2011. The replay telephone number is 1-877-870-5176 (USA) or 1-858-384-5517 (International). Pin number 382262.

A live Web cast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.almostfamily.com. A Web cast replay can be accessed on the corporate Web site beginning November 2, 2011 at approximately 2:00 p.m. ET and will remain available until December 2, 2011.

Almost Family Reports Third Quarter 2011 Results

November 2, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net service revenues	$86,207	$84,379	$250,521	$250,813
Cost of service revenues (excluding depreciation & amortization)	43,345	38,754	121,925	114,254
Gross margin	42,862	45,625	128,596	136,559
General and administrative expenses:
Salaries and benefits	24,832	22,835	72,777	67,957
Other	9,993	9,516	29,852	28,761
Total general and administrative expenses	34,825	32,351	102,629	96,718
Operating income	8,037	13,274	25,967	39,841
Interest expense, net	(41)	(60)	(140)	(210)
Income before income taxes	7,996	13,214	25,827	39,631
Income tax expense	(3,154)	(5,274)	(10,331)	(15,905)
Net income	$4,842	$7,940	$15,496	$23,726

Per share amounts-basic:
Average shares outstanding	9,296	9,143	9,271	9,101
Net income	$0.52	$0.87	$1.67	$2.61

Per share amounts-diluted:
Average shares outstanding	9,346	9,343	9,359	9,354
Net income	$0.52	$0.85	$1.66	$2.54

Almost Family Reports Third Quarter 2011 Results

November 2, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2011
ASSETS	(UNAUDITED)	December 31, 2010
CURRENT ASSETS:
Cash and cash equivalents	$29,611	$47,943
Accounts receivable - net	45,308	39,772
Prepaid expenses and other current assets	6,316	3,513
Deferred tax assets	7,591	8,521
TOTAL CURRENT ASSETS	88,826	99,749

PROPERTY AND EQUIPMENT - NET	4,773	4,514
GOODWILL	130,868	101,060
OTHER INTANGIBLE ASSETS	19,735	14,285
OTHER ASSETS	459	519
	$244,661	$220,127

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,675	$5,424
Accrued other liabilities	23,729	20,529
Current portion - capital leases and notes payable	1,300	1,695
TOTAL CURRENT LIABILITIES	30,704	27,648

LONG-TERM LIABILITIES:
Notes payable	1,125	1,325
Deferred tax liabilities	12,219	8,763
Other liabilities	-	223
TOTAL LONG-TERM LIABILITIES	13,344	10,311
TOTAL LIABILITIES	44,048	37,959

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,367 and 9,239
issued and outstanding	938	924
Treasury stock, at cost, 13 and 4 shares	(431)	(139)
Additional paid-in capital	100,300	97,073
Retained earnings	99,806	84,310
TOTAL STOCKHOLDERS' EQUITY	200,613	182,168
	$244,661	$220,127

Almost Family Reports Third Quarter 2011 Results

November 2, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$15,496	$23,726
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	2,170	2,102
Provision for uncollectible accounts	1,394	2,672
Stock-based compensation	1,040	1,308
Deferred income taxes	2,522	1,328
	22,622	31,136
Change in certain net assets and liabilities, net of the effects of acquisitions:
Decrease (increase) in:
Accounts receivable	(810)	(6,456)
Prepaid expenses and other current assets	250	(692)
Other assets	60	11
(Decrease) increase in:
Accounts payable and accrued expenses	(2,718)	3,280
Net cash provided by operating activities	19,404	27,279

Cash flows from investing activities:
Capital expenditures	(1,860)	(1,952)
Acquisitions, net of cash acquired	(35,689)	(2,326)
Net cash used in investing activities	(37,549)	(4,278)

Cash flows from financing activities:
Proceeds from exercise of stock options	292	381
Purchase of common stock in connection with share awards	(440)	(628)
Tax benefit from share awards	1,556	1,258
Principal payments on capital leases and notes payable	(1,595)	(1,758)
Net cash used in financing activities	(187)	(747)

Net change in cash and cash equivalents	(18,332)	22,254
Cash and cash equivalents at beginning of period	47,943	19,389
Cash and cash equivalents at end of period	$29,611	$41,643

Summary of non-cash investing and financing activities:
Settlement of Directors Deferred Compensation Plan	$501	$-
Acquisitions funded by notes payable	$1,000	$-

Almost Family Reports Third Quarter 2011 Results

November 2, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Three Months Ended September 30,
	2011		2010		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$70,230	81.5%	$74,155	87.9%	$(3,925)	-5.3%
Personal Care	15,977	18.5%	10,224	12.1%	5,753	56.3%
	86,207	100.0%	84,379	100.0%	1,828	2.2%
Operating income before corporate expenses:
Visiting Nurse	10,276	14.6%	16,537	22.3%	(6,261)	-37.9%
Personal Care	2,589	16.2%	1,382	13.5%	1,207	87.3%
	12,865	14.9%	17,919	21.2%	(5,054)	-28.2%
Corporate expenses	4,828	5.6%	4,645	5.5%	183	3.9%
Operating income	8,037	9.3%	13,274	15.7%	(5,237)	-39.5%
Interest expense, net	41	0.0%	60	0.1%	(19)	-31.7%
Income tax expense	3,154	3.7%	5,274	6.3%	(2,120)	-40.2%
Net income	$4,842	5.6%	$7,940	9.4%	$(3,098)	-39.0%

EBITDA	$9,042	10.5%	$14,447	17.1%	$(5,405)	-37.4%

	Nine Months Ended September 30,
	2011		2010		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$214,127	85.5%	$220,643	88.0%	$(6,516)	-3.0%
Personal Care	36,394	14.5%	30,170	12.0%	6,224	20.6%
	250,521	100.0%	250,813	100.0%	(292)	-0.1%
Operating income before corporate expenses:
Visiting Nurse	35,092	16.4%	50,118	22.7%	(15,026)	-30.0%
Personal Care	5,290	14.5%	3,940	13.1%	1,350	34.3%
	40,382	16.1%	54,058	21.6%	(13,676)	-25.3%
Corporate expenses	14,415	5.8%	14,217	5.7%	198	1.4%
Operating income	25,967	10.4%	39,841	15.9%	(13,874)	-34.8%
Interest expense, net	140	0.1%	210	0.1%	(70)	-33.3%
Income tax expense	10,331	4.1%	15,905	6.3%	(5,574)	-35.0%
Net income	$15,496	6.2%	$23,726	9.5%	$(8,230)	-34.7%

EBITDA	$29,177	11.6%	$43,251	17.2%	$(14,074)	-32.5%

Almost Family Reports Third Quarter 2011 Results

November 2, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended September 30,
	2011		2010		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	100		88		12	13.6%

All payors:
Patients Months	51,739		51,832		(93)	-0.2%
Admissions	15,043		14,359		684	4.8%
Billable Visits	475,046		469,992		5,054	1.1%

Medicare Statisitics:
Revenue (in thousands)	$64,508	91.9%	$67,936	91.6%	$(3,428)	-5.0%
Billable visits	400,111		394,668		5,443	1.4%
Admissions	13,662		13,030		632	4.9%
Recertifications	8,143		8,648		(505)	-5.8%
Episodes Completed	21,176		21,763		(587)	-2.7%

Revenue per completed episode	$3,008		$3,156		$(148)	-4.7%
Visits per episode	18.3		18.1		0.2	1.1%

PERSONAL CARE OPERATING METRICS

	Three Months Ended September 30,
	2011		2010		Change
	Amount		Amount		Amount	%
Average number of locations	48		22		26	118.2%

Admissions	1,071		688		383	55.7%
Patient months of care	15,748		11,125		4,623	41.6%
Patient days of care	219,359		146,458		72,901	49.8%
Billable hours	891,139		565,429		325,710	57.6%
Revenue per billable hour	$17.93		$18.08		$(0.15)	-0.8%

Almost Family Reports Third Quarter 2011 Results

November 2, 2011

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Nine Months Ended September 30,
	2011		2010		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	95		86		9	10.5%

All payors:
Patients Months	156,675		153,753		2,922	1.9%
Admissions	46,008		43,436		2,572	5.9%
Billable Visits	1,437,293		1,407,168		30,125	2.1%

Medicare Statisitics:
Revenue (in thousands)	$197,567	92.3%	$202,726	91.9%	$(5,159)	-2.5%
Billable visits	1,215,570		1,177,389		38,181	3.2%
Admissions	42,037		39,390		2,647	6.7%
Recertifications	24,328		25,799		(1,471)	-5.7%
Episodes Completed	65,630		64,042		1,588	2.5%

Revenue per completed episode	$3,000		$3,139		$(139)	-4.4%
Visits per episode	18.1		18.0		0.1	0.6%

PERSONAL CARE OPERATING METRICS

	Nine Months Ended September 30,
	2011		2010		Change
	Amount		Amount		Amount	%
Average number of locations	31		22		9	40.9%

Admissions	2,584		2,214		370	16.7%
Patient months of care	37,583		33,751		3,832	11.4%
Patient days of care	503,243		432,882		70,361	16.3%
Billable hours	2,015,261		1,690,822		324,439	19.2%
Revenue per billable hour	$18.06		$17.84		$0.22	1.2%

Almost Family Reports Third Quarter 2011 Results

November 2, 2011

Non-GAAP Financial Measure
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules.  In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA
Earnings before interest, taxes, depreciation and amortization (EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income	$4,842	$7,940	$15,496	$23,726
Add back:
Interest expense	41	60	140	210
Income tax expense	3,154	5,274	10,331	15,905
Depreciation and amortization	695	736	2,170	2,102
Amortization of stock-based compensation	310	437	1,040	1,308
Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$9,042	$14,447	$29,177	$43,251

About Almost Family
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing and personal care services, with branch locations in Florida, Kentucky, Ohio, New Jersey, Connecticut, Massachusetts, Missouri, Alabama, Illinois, Pennsylvania, and Indiana (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment. Altogether, Almost Family operates over 150 branch locations in 11 U.S. states.

Almost Family Reports Third Quarter 2011 Results

November 2, 2011

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry including the Company's expectations with regard to the impact of the Medicare 2012 final rule; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2010, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.